As filed with the Securities and Exchange Commission on February 26, 2009

Registration No. 333-143042

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2885898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

198 Champion Court

San Jose, CA 95134-1709

(408) 943-2600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

T. J. Rodgers

President and Chief Executive Officer

Cypress Semiconductor Corporation

198 Champion Court

San Jose, CA 95134-1709

(408) 943-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini

Todd Cleary

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304-1050

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☐

DE-REGISTRATION OF SECURITIES

On May 17, 2007, Cypress Semiconductor Corporation (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-143042) covering $600,000,000 principal amount of 1.00% Convertible Senior Notes due September 15, 2009 (the “Notes”) and the 25,104,600 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), issuable upon conversion of such Notes (together with the Notes, the “Securities”) to be sold by certain noteholders of the Company. The Registration Statement automatically became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms of the Registration Rights Agreement between the Company and the initial purchasers of the Notes, the Company is no longer required to keep the Registration Statement effective, therefore, this Post-Effective Amendment No. 1 is filed with the Commission to remove from registration upon filing all securities not sold or transferred pursuant to the Registration Statement.

As of the date hereof, there are $429,000 principal amount of the Notes and 17,949 shares of Common Stock issuable upon conversion of the Notes outstanding that have not been re-sold or transferred pursuant to the Registration Statement. Accordingly, the Company hereby amends the Registration Statement to reflect the de-registration of such principal amount of the Notes, and such shares of its Common Stock into which the Notes are convertible, registered pursuant to the Registration Statement and remaining unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 26, 2009.

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ Brad W. Buss
Name: Brad W. Buss
Title: Executive Vice President, Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* T. J. Rodgers	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2009

/s/ Brad W. Buss Brad W. Buss	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	February 26, 2009

* W. Steve Albrecht	Director	February 26, 2009

* Eric A. Benhamou	Director	February 26, 2009

* Lloyd A. Carney	Director	February 26, 2009

* James R. Long	Director	February 26, 2009

* J. Daniel McCranie	Director	February 26, 2009

* Evert P. van de Ven	Director	February 26, 2009

*By:	/s/ Brad W. Buss
Brad W. Buss (Attorney-in-Fact)